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                                                                      EXHIBIT II

                            PARENTS AND SUBSIDIARIES
                            AS OF DECEMBER 31, 2001

                                                                    STATE OR COUNTRY               PERCENTAGE OF
                                                                    OF INCORPORATION          VOTING SECURITIES OWNED
                                                                    OR ORGANIZATION           BY ITS IMMEDIATE PARENT
                                                             ------------------------------   -----------------------
Registrant:

International Business Machines Corporation................  New York

Subsidiaries:

IBM Credit Corporation.....................................  Delaware                                   100

Lotus Development Corporation..............................  Delaware                                   100

Tivoli Systems Inc.........................................  Delaware                                   100

IBM World Trade Corporation................................  Delaware                                   100

  IBM Asia Pacific Service Corporation.....................  Japan                                      100

  IBM Central and Eastern Europe/ Middle East/ Africa,
    Inc....................................................  Delaware                                   100

  IBM Plans Management Corporation.........................  New York                                    88(A)

  IBM World Trade Asia Corporation.........................  Delaware                                   100

  IBM World Trade Holding LLC..............................  Delaware                                   100

  WTC Insurance Corporation, Ltd...........................  Bermuda                                    100

  IBM Argentina, S.A.......................................  Argentina                                  100(A)

  IBM Australia Ltd........................................  Australia                                  100

  IBM Bahamas Ltd..........................................  Bahamas                                    100

  IBM de Bolivia, S.A......................................  Bolivia                                    100

  IBM Brasil Industria, Maquinas e Servicos Ltda...........  Brazil                                     100(A)

  IBM Foreign Sales Corporation............................  Barbados                                   100

  General Business Machines Corp...........................  British V.I.                                10

  IBM Canada Credit Services Company.......................  Canada                                     100

  IBM Canada Limited--IBM Canada Limitee...................  Canada                                     100

  IBM China Company Limited................................  China                                      100

  IBM China/Hong Kong Limited..............................  Hong Kong                                  100

  IBM de Chile, S.A.C......................................  Chile                                      100(A)

  IBM de Colombia, S.A.....................................  Colombia                                    90(A)

  IBM Middle East FZE......................................  United Arab Emirates                       100

  IBM del Ecuador, S.A.....................................  Ecuador                                    100

  IBM Global Services India Pvt. Ltd.......................  India                                       90(B)

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
                                                                    STATE OR COUNTRY               PERCENTAGE OF
                                                                    OF INCORPORATION          VOTING SECURITIES OWNED
                                                                    OR ORGANIZATION           BY ITS IMMEDIATE PARENT
                                                             ------------------------------   -----------------------
IBM India Ltd..............................................  India                                       99

IBM Japan, Ltd.............................................  Japan                                      100

IBM Korea, Inc.............................................  Korea (South)                              100

PT IBM Indonesia...........................................  Indonesia                                  100

IBM Malaysia Sdn. Bhd......................................  Malaysia                                   100

Mesiniaga Berhad...........................................  Malaysia                                     6

Financiera de Tecnologia e Informatica S.A. de C.A.,
  Sociedad Financiera del Objecto Limitado Filial..........  Mexico                                     100(A)

Grupo IBM Mexico, S.A. de C.V..............................  Mexico                                     100(C)

  IBM de Mexico, S.A.......................................  Mexico                                     100(C)

IBM New Zealand Ltd........................................  New Zealand                                100

IBM del Peru, S.A..........................................  Peru                                       100

IBM Philippines, Incorporated..............................  Philippines                                100(C)

IBM Romania Srl............................................  Romania                                    100

IBM Taiwan Corporation.....................................  Taiwan                                     100(A)

Thai Systems Corporation Ltd...............................  Thailand                                   100

IBM Thailand Company Ltd...................................  Thailand                                   100(C)

IBM del Uruguay, S.A.......................................  Uruguay                                    100

IBM de Venezuela, S.A......................................  Venezuela                                  100

IBM Vietnam Company........................................  Vietnam                                    100

International Business Machines of Belgium S.A.............  Belgium                                    100(A)

IBM Botswana (PTY) Limited.................................  Botswana                                   100

IBM Bulgaria Ltd...........................................  Bulgaria                                   100

IBM Croatia Ltd./ IBM Hrvatska d.o.o.......................  Croatia                                    100

IBM Global Services Delivery Center Czech Republic
  s.r.o....................................................  Czech Republic                             100

IBM Eesti Osauhing (IBM Estonia Ou)........................  Estonia                                    100

Compagnie IBM France, S.A..................................  France                                     100(C)

  IBM Eurocoordination.....................................  France                                      96(A)

  Tunisian Business Machines (TBM).........................  Tunisia                                     70

IBM Europe Middle East Africa..............................  France                                     100(A)

IBM Central Holding GmbH...................................  Germany                                    100

  IBM Beteiligungs GmbH....................................  Germany                                    100

  IBM Ceska Republika spol. s.r.o..........................  Czech Republic                             100

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
                                                                    STATE OR COUNTRY               PERCENTAGE OF
                                                                    OF INCORPORATION          VOTING SECURITIES OWNED
                                                                    OR ORGANIZATION           BY ITS IMMEDIATE PARENT
                                                             ------------------------------   -----------------------
  IBM Deutschland GmbH.....................................  Germany                                     72(A)

    IBM Oesterreich Internationale Bueromaschinen
      Gesellschaft m.b.H...................................  Austria                                    100

    IBM (Schweiz)--IBM (Suisse)--IBM (Svizzera)--IBM
      (Switzerland)........................................  Switzerland                                100

    International Business Machines Corporation
      Magyarorszagi Kft....................................  Hungary                                    100(A)

    IBM Polska Sp. z.o.o...................................  Poland                                     100

    IBM East Europe/Asia...................................  Russia                                     100

IBM International Treasury Services Company................  Ireland                                     --(D)

IBM Italia S.p.A...........................................  Italy                                      100

  IBM Hellas Information Handling Systems S.A..............  Greece                                     100(A)

  IBM Israel Ltd...........................................  Israel                                     100(A)

  Companhia IBM Portuguesa, S.A............................  Portugal                                   100

  IBM (International Business Machines) Turk Ltd.
    Sirketi................................................  Turkey                                      98(A)

  IBM South Africa (Pty) Group Ltd.........................  South Africa                               100

IBM East Africa Limited....................................  Kenya                                       67(A)

Sabiedriba ar irobezotu IBM Latvija........................  Latvia                                     100

IBM Lietuva................................................  Lithuania                                  100

IBM Global Holdings B.V....................................  Netherlands                                100

  IBM International Holdings B.V...........................  Netherlands                                100

    IBM Ireland Limited....................................  Ireland                                    100

    IBM Singapore Pte. Ltd.................................  Singapore                                  100

    IBM Storage Products Kft...............................  Hungary                                    100

    Shenzhen IBM Technology Products Co., Ltd..............  China                                      100

IBM International Centre for Asset Management N.V..........  Netherlands                                100

IBM West Africa Limited....................................  Nigeria                                     83(C)

International Business Machines A/S........................  Norway                                      60(A)

IBM West Africa Limited....................................  Nigeria                                    100

IBM Slovensko spol.s.r.o...................................  Slovak Republic                            100

IBM Slovenija d.o.o........................................  Slovenia                                   100

International Business Machines, S.A.......................  Spain                                      100(A)

IBM Nordic Aktiebolag......................................  Sweden                                     100

  IBM Danmark A/S..........................................  Denmark                                    100

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
                                                                    STATE OR COUNTRY               PERCENTAGE OF
                                                                    OF INCORPORATION          VOTING SECURITIES OWNED
                                                                    OR ORGANIZATION           BY ITS IMMEDIATE PARENT
                                                             ------------------------------   -----------------------
  Oy International Business Machines AB....................  Finland                                    100

  IBM Svenska Aktiebolag...................................  Sweden                                     100

IBM North Region Holdings..................................  United Kingdom                             100

  IBM Nederland N.V........................................  Netherlands                                100

  IBM United Kingdom Holdings Ltd..........................  United Kingdom                             100

    IBM United Kingdom Ltd.................................  United Kingdom                             100

------------------------

(A) Remaining percentage owned by other wholly owned IBM company(s).

(B) Minor percentage held by other IBM shareholder(s).

(C) Minor percentage held by other IBM shareholders, subject to repurchase option.

(D) IBM Germany owns 33.7%, IBM France owns 13.5%, IBM Finland owns 10.1%, IBM Denmark owns 18.0% and IBM Switzerland owns 24.7% of IBM International Treasury Services Company.